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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Incyte Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan of our report dated February 7, 1997, with respect to the consolidated financial statements of Incyte Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
July 14, 1997